Exhibit 99.1

For Immediate Release

MetaBank® announces completion of
insurance premium finance acquisition

MetaBank creates new insurance premium finance division

SIOUX FALLS, S.D. (12/3/14) – Meta Financial Group, Inc. (NASDAQ: CASH), announces that on December 2, 2014, its bank subsidiary, MetaBank, completed the previously announced acquisition of substantially all of the commercial loan portfolio and related assets of AFS/IBEX Financial Services, Inc. (“AFS”) and has hired the AFS team.

The acquisition, which was announced on October 14, 2014, was concluded following satisfaction of certain closing conditions, including regulatory approvals.  The all-cash transaction includes the AFS operating platform, other assets, and approximately $77 million of outstanding insurance premium finance loan receivables.

MetaBank CEO J. Tyler Haahr stated, “The conclusion of this acquisition is a key component of our strategy to better deploy the resources of our national deposit franchise to diversify our business, build our loan portfolio and replace lower yielding securities.  We welcome the 44 new team members of AFS to Meta and look forward to growing the business together.”

Upon closing, MetaBank created a new operating division, AFS/IBEX, which will continue to serve businesses and insurance agencies nationwide with commercial insurance premium financing.  According to AFS/IBEX President John Holsan, “With the capital resources and lending capacity now available as a division of MetaBank, we are excited to work with our existing and new customers to provide an expanded suite of insurance premium financing solutions.”  AFS/IBEX will be headquartered in Dallas, TX, with a full service office in Southern California.

MetaBank was advised by Sterne, Agee & Leach, Inc. and the law firm of Katten Muchin Rosenman LLP. AFS was advised by Colonnade Advisors and the law firms of Whitaker Chalk Swindle & Schwartz PLLC and Bracewell & Giuliani LLP.

AFS/IBEX Financial Services, Inc. provided short-term, collateralized financing to facilitate the purchase of insurance for commercial property, casualty and liability risk. Founded in 1986, AFS was one of the top ten insurance premium finance companies in the U.S., originating loans through a network of over 1,300 independent insurance agencies.  AFS originated over $200 million of insurance premium finance loans in 2013.

About Meta Financial Group®
MetaBank®, a federally chartered savings bank, is a subsidiary of Meta Financial Group, Inc. Headquartered in Sioux Falls, South Dakota, MetaBank's primary banking businesses are deposits, loans and other financial products and services to meet the needs of its commercial, agricultural and retail customers. MetaBank operates 11 bank offices in four market areas: Central Iowa; Northwest Iowa; Brookings, S.D.; and Sioux Empire, S.D.  MetaBank's electronic payments division, Meta Payment Systems (MPS), is a leading provider of prepaid, credit, emerging payments solutions and ACH origination. MPS is also the largest sponsor of ATMs in the United States.

Media Contact:
Eric Backstrom
Director of Marketing and Communications
Phone: 605.782.0908
ebackstrom@metapay.com

This press release and other important information about the Company are available at www.metafinancialgroup.com.

Meta Financial Group, Inc.®, (“Meta Financial” or “the Company” or “us”) and its wholly-owned subsidiary, MetaBank® (the “Bank” or “MetaBank”), may from time to time make written or oral “forward-looking statements,” including statements contained in this release, in its filings with the Securities and Exchange Commission (“SEC”), in its reports to stockholders, and in other communications by the Company, which are made in good faith by the Company pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.

You can identify forward-looking statements by words such as “may,” “hope,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “continue,” “could,” “future” or the negative of those terms or other words of similar meaning. You should read statements that contain these words carefully because they discuss our future expectations or state other “forward-looking” information. These forward-looking statements include statements with respect to the Company’s beliefs, expectations, estimates, and intentions that are subject to significant risks and uncertainties, and are subject to change based on various factors, some of which are beyond the Company’s control. Such statements address, among others, the following subjects: future operating results; customer retention; loan and other product demand; important components of the Company’s balance sheet and income statements; growth and expansion; new products and services, such as those offered by MetaBank® or Meta Payment Systems® (“MPS”), a division of the Bank; credit quality and adequacy of reserves; technology; and the Company’s employees. The following factors, among others, could cause the Company’s financial performance to differ materially from the expectations, estimates, and intentions expressed in such forward looking statements: the ability of the Bank to successfully integrate AFS’ operations; the scope of restrictions and compliance requirements imposed by the supervisory directives and/or the Consent Order entered into by the Company and the Federal Reserve and any other such actions which may be initiated; the strength of the United States economy in general and the strength of the local economies in which the Company conducts operations; the effects of, and changes in, trade, monetary, and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System (the “Federal Reserve”), as well as efforts of the United States Treasury in conjunction with bank regulatory agencies to stimulate the economy and protect the financial system; inflation, interest rate, market, and monetary fluctuations; the timely development of and acceptance of new products and services offered by the Company as well as risks (including reputational and litigation) attendant thereto and the perceived overall value of these products and services by users; the risks of dealing with or utilizing third parties; the impact of changes in financial services’ laws and regulations, including but not limited to our relationship with our primary regulators, the Office of the Comptroller of the Currency and the Federal Reserve; technological changes, including but not limited to the protection of electronic files or databases; acquisitions; litigation risk in general, including but not limited to those risks involving the MPS division; the growth of the Company’s business as well as expenses related thereto; changes in consumer spending and saving habits; and the success of the Company at managing and collecting assets of borrowers in default.

The foregoing list of factors is not exclusive. Additional discussions of factors affecting the Company’s business and prospects are contained in the Company’s periodic filings with the SEC. The Company expressly disclaims any intent or obligation to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company or its subsidiaries.